EXHIBIT (8)(h)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (COLUMBIA ACORN)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN COLUMBIA ACORN TRUST, COLUMBIA MANAGEMENT

DISTRIBUTORS, INC. AND ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of May, 2007, by and among Columbia Acorn Trust, a Massachusetts business trust (the “Fund”) and Columbia Management Distributors, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 4, 2005, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Fund, the Underwriter and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Fund, the Underwriter and the Company hereby agree:

1.	Amendment

(a)	Schedule B to this Agreement are amended in their entirety and are replaced by the Schedule B attached hereto

(b)	Article X Notices. of the Agreement is hereby amended as follows:

If to the Company: Barry G. Skolnick, Esquire

    Senior Vice President & General Counsel

    1700 Merrill Lynch Drive, 3rd Floor

    Pennington, New Jersey 08534

2.	Effectiveness The revised Schedule B of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Fund, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

COLUMBIA ACORN TRUST		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Charles P. McQuail	By	/s/ Kirsty Lieberman.
Name	Charles P. McQuail	Name	Kirsty Lieberman.
Title	President	Title	Vice President & Senior Counsel
Date	March 26, 2007	Date	3/30/07

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By	/s/ Michael A. Jones
Name	Michael A. Jones
Title	President
Date	3/27/07

Schedule B

DESIGNATED PORTFOLIOS AND CLASSES

•	Columbia Acorn USA – A Shares

•	Columbia Acorn International – A Shares